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                                                                  Exhibit No. 12
                                       PAINE
                                       WEBBER
                                      JACKSON
                                      & CURTIS
                                    Incorporated

    Established 1879  Members New York Stock Exchange, Inc. and Other Principal
                                     Exchanges
                 120 Broadway, New York, N.Y. 10271  (212) 437-2121


                                                              September 15, 1982


Paine Webber RMA Tax-Free Fund, Inc.
140 Broadway
New York, New York  10005

Gentlemen:

     Please be advised that the 100,000 shares of Paine Webber RMA Tax-Free Fund, Inc. which we have today purchased from you were purchased as an investment with no present intention of redeeming or selling such shares, and we do not now have any intention of redeeming or selling such shares.

                                        Very truly yours,


                                        /s/ Carl A. Merz
                                        ----------------------------------
                                        Carl A. Merz
                                        Vice President - Finance